Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated June 23, 2026, relating to the financial statements and financial highlights of Circle Reserve Fund of BlackRock FundsSM (the “Fund”) appearing in the Annual Report on Form 10-K/A of Circle Internet Group, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 5, 2026